Exhibit 3.44(a)
1L L.Lwze Sereta.ry of Ste Divis1n of Co.rpor&ions E1ivred 01:43 PM 12/21/2005 FZLED 01:36 PM 12/21/2005 SW 051047731 — 4082057 rrz CERTIFICATE OF INCORP ORATION OF CONCRETE X)OCll ACQUISITION, INC. Theuridersigned, anattiralperson, for thepurpose of organizing a corporation fbi conducting the business and promoting the purposes hereinafter stated, under the pmvisioris and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto end known, identilled, and. referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that: FIRST: The name of the corporation (hereinafter calied the “corporation’) is Concrete XXXII Acquisition, Inc. SECOND: The address, including street, number, city and county, of the registered office of the corporation in the Stale of Delaware 615 South DuPont Highway, City of Dover, 19901, County oftCeal; and the name of the registered agent of the corporalioa in the State of Delaware at such address is Capitol Services, Inc. THD: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations nraybe orgarii2ed under the General Corporation Law ofthe State ofOelaware. FOURTH The total number of shares of stock which the corporation shall have authority to issue is one thousand (I ,000). The par value of each such shares is 1 .00. AU such shares are of one class and axe shares of Connuon Stock, FIFTH: The name and the mailing address of the incorporator are as follows; Stephanie A. Scbweigart cia U.S. Concrete, rue. 2925 Briaipark, Suite 1050 Houston, Texas 77042 SIXTH: Thename and address of the person who is to serve as tire initial director of the corporation untU the fist amaual meeting of stockholders or until his successor is elected and qualified is: Donald Wayne c/a US. Concrete, Inc.. 2925 Briarpai-k, Suite 1050 Houston, Texas 77042 SEVENTH: The management of the business and the conduct of the affairs of the corporation shall be vested in its board ofDirectars. The number ofdireotors which shall constitute the whole Board of Directors shall be fixed by, or in. the munner provided in, the fly-laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same reesning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot. EIGHTH In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adapt the original By-laws of the corporation, to amend or repeal the By-laws or to adopt new By-laws, subject to any limitations that tnay be contained in such By-laws. NINTH: To the fullest extent pcmrittcd by the provisions ofparaaph (7) of subsection (b) l’:\Coip3ccNcwcas\DE Ce’tcf Lw forNcwco 4.wFd Pane I

of § 102 of the General Corporation Law ofthe State ofDelaware, asthe same exists or may hereafter be amended or supplemented, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciaiy duty as a director. Any repeal or amendment f this Article NINTRbythe etocltho]ders ofthe corporation orby changes in applicable law shall, to the extent permitted by applicable law, be pmspeclive only, and shalL not adversely affect any limitation on the personal liability of any director of the corporation existing at the lime of such repeal or amendment. TBN1I: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same exists or may herce&r be amended or supplemeatcd indemnify any and all persons whom it shall have power to indemnify under said section om end against any and all of the expenses, liabilities, or other niatters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified uray be entitled under any By-Jaw, agreement, vote of stockholders or disintcrestcd directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. ELEVENTH: Whenever a compromise or arrangement is proposedbelwcen this corporation and its creditors or any class of them and/or between this corporation and il stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor orstockholder thereof or on the application of any receiver or receivers appointed for this corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under §279 of Title 8 of the Delaware Code, order a. meeting of the creditors or class of creditors, andJor of the stockholders or class of stocitholders of this corporalion, as the case maybe, to be summoned in suchmaimer as the said court directi Ifamsority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such. compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if nctioned by the court to which The said application has been made, be binding on all the creditors or class of creditors, and/or on afl the stockholders or c1as of stockholders, of this corporation,, as the ease may be, and also on this corporation. TWELFTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions &uthonzed by the laws of the State of Delaware at. the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the tockho1ders of the corporation by this certificate ofincoiporation are granted subject to the provisions of this Article TWELFTH. TllRTEENTF4 This certificate of hmorpnratian shall be effective uponits fihirigwitb the Secretaiy of State of the State of Delaware. IN WTTNES WHEREOF, the incorporator of the corporation hereto has caused this certificate of incorporation to be duly executed as of December 21, 2005. Stejilisnie A. Sehweigart, Incorpâtator P:CorpSecNowcosDB Cart of Inc forNeweos 4,wpd Pagc 2